EXHIBIT 10.70

This instrument prepared by and upon

recordation should be returned to:

David A. Ebby, Esq.

Drinker Biddle & Reath LLP

One Logan Square, Suite 2000

Philadelphia, PA 19103

GWL Loan No. 153766

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT is made as of the 24th day of June, 2011 by IIT WOODRIDGE – BRIDGE POINT DC LLC, a Delaware limited liability company, having an office at 518 17th Street, Suite 1700, Denver, CO 80202 (“Mortgagor”) in favor of GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a Colorado corporation, with an office at 8515 East Orchard Road, 3T2, Greenwood Village, CO 80111, Attention: Mortgage Investments (“Mortgagee”).

W I T N E S S E T H :

As evidenced by a mortgage note of even date herewith in the original principal amount of Eighteen Million Five Hundred Thirty Nine Thousand and no/100 Dollars ($18,539,000.00) executed by Mortgagor in favor of Mortgagee (such mortgage note as the same may be amended, modified or restated from time to time, and any replacement or successor note or notes, the “Note”), Mortgagor is indebted to Mortgagee in the principal amount of Eighteen Million Five Hundred Thirty Nine Thousand and no/100 Dollars ($18,539,000.00), with interest thereon at the rate and times, in the manner and according to the terms and conditions specified in the Note, all of which are incorporated herein by reference.

NOW, THEREFORE, in consideration of the indebtedness, and as security for payment to Mortgagee of the principal with interest, and all other sums provided for in the Note and in this Mortgage, according to their respective terms and conditions and for performance of the agreements, conditions, covenants, provisions and stipulations contained herein, Mortgagor does hereby grant, convey and mortgage unto the Mortgagee all that certain real estate described in Exhibit “A” attached hereto and made a part hereof.

TOGETHER WITH, all of Mortgagor’s right, title and interest in and to:

(1) any and all buildings and improvements erected or hereafter erected thereon;

(2) any and all fixtures, appliances, machinery and equipment of any nature whatsoever, and other articles of personal property at any time now or hereafter installed in, attached to or situated in or upon the above described real estate or any buildings and improvements now or hereafter erected thereon, or used or intended to be used in connection with the real estate, or in the operation of the buildings and improvements, plant, business or dwellings situate thereon, whether or not the personal property is or shall be affixed thereto;

(3) all building materials, fixtures, building machinery and building equipment delivered on site to the real estate during the course of, or in connection with, construction of any buildings and improvements thereon; and

(4) any and all tenements, hereditaments and appurtenances belonging to the real estate or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all appurtenant streets, alleys, passages, ways, water courses and all easements and covenants now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of the mortgaged real estate over ground adjoining the mortgaged real estate and all rights to enforce the maintenance thereof, and all other rights, liberties, licenses, fees and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the real estate or any part thereof. All of the foregoing interests are sometimes collectively referred to herein as the “Mortgaged Property.”

ALSO TOGETHER WITH any and all awards heretofore and hereafter made to the present and all subsequent owners of the Mortgaged Property by any governmental or other lawful authorities for taking or damaging by eminent domain the whole or any part of the Mortgaged Property or any easement therein, including any awards for any changes of grade of streets, which said awards are hereby assigned to the Mortgagee, subject to the terms and conditions of the Loan Agreement (as defined in Section 8 hereof) who is hereby authorized to collect and receive the proceeds of any such awards from such authorities and to give proper receipts and acquittances therefor, and to apply (subject to the terms of the Loan Agreement) the same (after deduction of attorneys’ fees and other costs of collecting the funds) toward the payment of the amount owing on account of this Mortgage, the Note, notwithstanding the amount owing thereon may not then be due and payable; and the Mortgagor hereby agrees, upon request, to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid awards to Mortgagee, free, clear and discharged of any and all encumbrances of any kind or nature whatsoever. Mortgagor further agrees to give Mortgagee prompt notice of the actual commencement of any proceedings in the nature of eminent domain affecting all or any part of the Mortgaged Property or any written threat of such proceedings, and will deliver to Mortgagee copies of any papers served upon Mortgagor in connection with any such proceedings.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever.

PROVIDED ALWAYS, and this instrument is upon the express condition that, if Mortgagor pays to Mortgagee the principal sum set forth in the Note, the interest thereon and all other sums payable by Mortgagor to Mortgagee as are secured hereby, in accordance with the provisions of the Loan Agreement, the Note and this Mortgage, at the times and in the manner specified, without deduction, fraud or delay, and Mortgagor complies with all the terms and conditions contained herein (through and including the date of repayment of all such sums in full) and in the Note, then this Mortgage and the estate hereby granted shall cease and become void.

MORTGAGOR COVENANTS with the Mortgagee that until the indebtedness secured hereby is fully repaid:

1. Payment and Performance: Mortgagor shall pay to Mortgagee, in accordance with the terms of the Note and this Mortgage, the principal and interest, and other sums therein set forth; and shall comply with all the terms and conditions of the Note and this Mortgage.

2. Maintenance of Mortgaged Property: Mortgagor shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property; and, except as expressly permitted pursuant to the Loan Agreement or any lease, license, concession or occupancy agreement of all or any part of the Mortgaged Property (each a “Lease” and, collectively, the “Leases”) shall not remove or demolish, or alter the structural character of, any building erected at any time on the Mortgaged Property. Without the prior written consent of Mortgagee, Mortgagor shall not permit the Mortgaged Property to become abandoned or unguarded, and shall maintain or cause to be maintained the Mortgaged Property in good condition and repair, reasonable wear and tear excepted.

3. Indemnification: Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all action, out-of-pocket third party costs and expenses (including without limitation reasonable attorneys’ fees and expenses), imposed upon or incurred by or asserted against Mortgagee (other than for any action, cost or expense resulting from the gross negligence or willful misconduct of Mortgagee) and arising from any state of facts or circumstances existing prior to Mortgagee’s acquiring title through foreclosure or a deed in lieu of foreclosure or due to any action or inaction of Mortgagor by reason of: (i) the ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any rents; (ii) any accident, injury to or death to persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof; (iii) any use or condition in, on or about the Mortgaged Property or any part thereof; (iv) any failure on the part of the Mortgagor to perform or comply in all material respects with any of the terms of this Mortgage; or (v) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof. Any amounts payable to Mortgagee by reason of the application of this Paragraph shall be included in the indebtedness evidenced by the Note and secured by this Mortgage, and shall become immediately due and payable and shall bear interest at the Default Rate (as defined in the Note) from the date such loss or damage is sustained by Mortgagee until paid. The obligations of Mortgagor under this Paragraph shall survive any satisfaction, assignment, foreclosure or delivery of a deed in lieu of foreclosure of this Mortgage.

4. Security Agreement: This Mortgage constitutes a security agreement under the Uniform Commercial Code in effect in the state in which the Mortgaged Property is located and creates a security interest in the personal property included in the Mortgaged Property. Mortgagor shall execute and deliver any security agreements Mortgagee may reasonably require from time to time to confirm the lien of this Mortgage with respect to such property and Mortgagee may file all such financing statements as Mortgagee deems necessary in its sole discretion to perfect such security interest. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor.

5. Compliance with Law and Regulations: Mortgagor shall promptly comply with all applicable laws, ordinances, regulations and orders of all Federal, State, municipal and other governmental authorities relating to the Mortgaged Property.

6. Inspection; Appraisals and Environmental Audits:

(a) Mortgagee and any persons authorized by Mortgagee shall have the right at any time and from time to time, subject to the rights of any tenant under any Lease, to enter the Mortgaged Property at reasonable hours to inspect and photograph its condition and state of repair.

(b) After an Event of Default, Mortgagee, at its option, may cause an environmental audit of the Mortgaged Property to be made by an engineering firm selected by Mortgagee, at Mortgagor’s expense, and Mortgagor’s obligation to pay such expense upon demand shall be secured by this Mortgage.

7. Declaration of No Set Off: Within twenty (20) days after requested to do so by Mortgagee, Mortgagor shall certify to Mortgagee or to any proposed assignee of this Mortgage, in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the obligation secured by this Mortgage and whether there are any setoffs or defenses against it.

8. Due on Sale Clause: Reference is hereby made to Article 6 of the Loan Agreement between Mortgagor and its affiliates, as borrower, and Mortgagee, as lender, dated as of June 17, 2011 and that certain First Amendment to Loan Agreement dated of even date herewith (together, the “Loan Agreement”), for the restrictions on transferring any interest in Mortgagor, or the Mortgaged Property.

9. Subordinate Liens: Other than that certain Second Mortgage and Security Agreement (the “Second Mortgage”) executed contemporaneously herewith by Mortgagor for the benefit of Mortgagee and subject to the terms of Section 3.4 of the Loan Agreement, without the prior written consent of Mortgagee, Mortgagor shall not create or cause or permit to exist any lien on or security interest in the Mortgaged Property or any part thereof, and Mortgagor shall not otherwise incur any indebtedness for money borrowed to improve the Mortgaged Property or any part thereof, other than the indebtedness secured hereby and the obligations secured by the Second Mortgage. Any violation of the foregoing limitation, at the option of Mortgagee, shall be deemed an Event of Default hereunder for which no notice or cure period shall apply.

10. Right to Remedy Defaults: If Mortgagor fails to pay, or cause the payment of, taxes, assessments, water and sewer charges or other lienable claims (except in case of contest as aforesaid) or insurance premiums, or fails to make necessary repairs or permit waste, or otherwise fails to comply with its obligations hereunder or under the Note or any other document executed in connection with this Mortgage, then Mortgagee, at its election and upon one (1) day notice to Mortgagor, shall have the right to make any payment or expenditure which Mortgagor should have made, or which Mortgagee deems advisable, in the exercise of its reasonable business judgment, to protect the security of this Mortgage or the Mortgaged Property, without prejudice to any of the Mortgagee’s rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Mortgagee pursuant to this Mortgage shall be due from Mortgagor to Mortgagee within ten (10) days after written demand, shall be secured hereby, and shall bear interest at the Default Rate from the date of payment by Mortgagee until the date of repayment.

11. Events of Default: Any one or more of the following shall constitute an event of default (each, an “Event of Default”) hereunder:

(a) If there occurs any Event of Default under and as specified in the Note;

(b) If Mortgagor fails to pay any sum due under this Mortgage on the date such sum is due and such failure continues for five (5) calendar days;

(c) If Mortgagor violates Paragraph 9 hereof entitled “Subordinate Liens”;

(d) If Mortgagor fails to perform or comply with any of the other agreements, conditions covenants, provisions or stipulations contained in this Mortgage and such failure continues for thirty (30) days after written notice thereof from Lender; provided, however, that if the failure is of such a nature so as to be subject to cure but not within said thirty (30) day period, Mortgagor shall have such additional reasonable period of time not exceeding ninety (90) days to effect such cure so long as Mortgagor has commenced efforts to cure within such thirty (30) day period and thereafter diligently prosecutes the same to completion; and/or

(e) If there occurs any Event of Default under and as specified in any other Loan Documents (as defined in the Note).

12. Remedies:

(a) Upon the occurrence of any Event of Default hereunder, the entire unpaid balance of principal, accrued interest and all other sums secured by this Mortgage shall become immediately due and payable, at the option of Mortgagee, without further notice or demand.

(b) When the entire indebtedness shall become due and payable, because of the occurrence of any Event of Default, or otherwise, then forthwith:

(i) Foreclosure: Mortgagee may institute an action of mortgage foreclosure, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the Mortgaged Property or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate(s) stipulated in the Note, together with all other sums due from Mortgagor in accordance with the provisions of the Note and this Mortgage, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, other lienable charges or claims, insurance or repairs or maintenance, all out-of-pocket third party costs of suit and attorneys’ fees and expenses reasonably and actually incurred. Mortgagor authorizes Mortgagee at its option to foreclose this Mortgage subject to the rights (if any) of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceedings instituted by Mortgagee to recover the indebtedness secured hereby or any deficiency remaining unpaid after the foreclosure sale of the Mortgaged Property.

(ii) Possession: Subject to the rights of any tenant under any Lease, Mortgagee may enter into possession of the Mortgaged Property, and, to the extent permitted by applicable law, with or without legal action, and by force if necessary or, in the alternative, Mortgagee shall be entitled to appointment of receiver without regard to (A) the solvency of Mortgagor or any other person liable for the debt secured hereby, or (B) whether there has been or may be any impairment of the value of the Mortgaged Property or any other collateral for the debt (Mortgagor acknowledges that the right to appointment of a receiver is a specific inducement to Mortgagee to enter into the transaction referred to in this Mortgage), and may rent the Mortgaged Property, or any part thereof, for such term or terms and on such other terms and conditions as Mortgagee or such receiver may see fit, collect all rentals (which term shall also include sums payable for use and occupation) and, after deducting all out-of-pocket third party costs of collection and reasonable administration expense, apply the net rentals to the payment of taxes, water and sewer rents, other lienable charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, or in reduction of the principal or interest, or both, hereby secured, in such order and amounts as Mortgagee or said receiver may elect; and for that purpose Mortgagor hereby assigns to Mortgagee all rentals due and to become due under any existing or future Lease or Leases, as well as all rights and remedies provided in such Lease or Leases or at law or in equity for the collection of the rentals. Any Lease or Leases entered into by Mortgagee or said receiver pursuant to this Paragraph shall survive foreclosure of this Mortgage and/or repayment of the Note, except to the extent any applicable Lease may provide otherwise.

(c) Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note and this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action to foreclose this Mortgage or any other action for any Event of Default by Mortgagor existing at the time the earlier action was commenced.

(d) Any real estate sold to satisfy the indebtedness secured hereby may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

(e) Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Mortgage or Note without first having obtained the consent of Mortgagor or such other person; and in the latter event the Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee. No release of all or any part of the security as aforesaid shall in any way impair or affect the lien of this Mortgage or its priority over any subordinate lien.

(f) The specific remedies set forth above are intended to be in addition to, and not in limitation of, such remedies as may be available to Mortgagee by statute, or under the applicable rules of civil procedure, or at common law. Mortgagee may exercise some or all of its remedies concurrently, including separate and concurrent actions on the Note, this Mortgage, the other Loan Documents and any guaranty, to the extent it is permitted by law to do so. If Mortgagee shall fail to exercise any remedy it may have by reason of an Event of Default, such failure shall not constitute a waiver of such Event of Default.

13. Counsel Fees: If Mortgagee becomes a party to any suit or proceeding affecting the Mortgaged Property or title thereto, the lien created by this Mortgage or Mortgagee’s interest therein (including any proceeding in the nature of eminent domain) or if Mortgagee engages counsel to collect any of the indebtedness secured hereby or to enforce performance of the provisions of this Mortgage, the Note or any other Loan Document, or otherwise engages counsel to review any request or inquiry from Mortgagor after the date hereof, then Mortgagee’s out-of-pocket third party costs, expenses and attorneys’ fees reasonably and actually incurred, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the rate provided in the Note, and until paid they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Mortgage.

14. Notices: All notices permitted or required under this Mortgage shall be in writing, and shall be sent in accordance with the notice provisions of the Loan Agreement.

15. Amendment: This Mortgage cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change is sought.

16. Parties Bound: This Mortgage shall be binding upon Mortgagor and its successors and assigns and shall inure to the benefit of Mortgagee, its successors, participants, and assigns. For purposes of this Mortgage, the neuter shall include the masculine and the feminine and the singular shall include the plural and the plural the singular, as the context may require.

17. Joint and Several Liability: If Mortgagor be more than one person, all agreements, terms, conditions, warrants of attorney, waivers, releases, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as “Mortgagor” as fully as though all of them were specifically named herein wherever the word “Mortgagor” is used.

18. Interest Rate:

(a) Notwithstanding any provision contained in this Mortgage or in the Note, Mortgagor’s liability for interest shall not exceed the limits imposed by the applicable usury law. If any clause in the Note or this Mortgage requires interest payments in excess of the highest interest rate permitted by the applicable usury law, the clause in question shall be deemed to require such payment at the highest interest rate allowed by the applicable usury law.

(b) In the event Mortgagee obtains any judgment against Mortgagor on this Mortgage or on the accompanying Note, interest shall accrue on the judgment in the same manner and at the same rate as provided in the Note, notwithstanding any law, custom, or legal presumption to the contrary, subject only to subparagraph (a) above, until Mortgagee has received payment in full of all amounts due it pursuant to this Mortgage and the Note.

19. Severability: Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Waivers: Mortgagor hereby waives and releases:

(a) all errors, defects and imperfections in any proceeding instituted by Mortgagee under the Note and this Mortgage; and

(b) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil procedure or extension of time for payment.

21. Captions; Governing Law: The captions preceding the text of the paragraphs or subparagraphs of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction, or effect. This Mortgage shall be construed and governed by the laws of the State in which the Mortgaged Property is situated, without regard to conflicts of laws principles.

22. Advance Money Mortgage. This Mortgage secures the unpaid balance of advances made, with respect to the Mortgaged Property, for the payment of taxes, assessments, maintenance charges, insurance premiums or out-of-pocket third party costs actually incurred by

Mortgagee for the protection of the Mortgaged Property or the lien of this Mortgage and out-of-pocket third party expenses actually incurred by the Mortgagee by reason of default by the Mortgagor under this Mortgage.

23. Non-Recourse. The non-recourse clause contained in Paragraph 11 of the Note is incorporated herein by this reference to the same extent and with the same force as if fully set forth herein.

24. Incorporation of State Law Provisions. Certain provisions/sections of this Mortgage and certain additional provisions/sections that are required by laws of the State in which the Mortgaged Property is located are amended, described and/or otherwise set forth in more detail on Exhibit “B” attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Mortgage. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

25. Inconsistency; Capitalized Terms. In the event of any conflict between the terms of this Mortgage and the Loan Agreement, the terms and conditions of the Loan Agreement shall govern and control. All capitalized terms used herein without definition shall have the same meanings given to such terms in the Loan Agreement.

[SIGNATURE FOLLOWS ON NEXT PAGE]

IN WITNESS WHEREOF, this Mortgage has been duly executed as of the day and year first above written.

IIT WOODRIDGE – BRIDGE POINT DC LLC Delaware limited liability company

By:	/s/ Tom McGonagle
	Name:	Tom McGonagle
	Title:	Authorized Officer

STATE OF Colorado	:
: SS
COUNTY OF Denver	:

On this, the 21st day of June, 2011, before me, the undersigned, a Notary Public in and for the State and County aforesaid, personally appeared Tom McGonagle, who acknowledged him/her self to be the Authorized Officer of IIT WOODRIDGE – BRIDGE POINT DC LLC, a limited liability company, and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the manager of the limited liability company by him/her self as such officer.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

/s/ Erin K. Pearson
Notary Public
My Commission Expires: 12/21/2013

[Signature Page to IL Bridgepoint First Mortgage]

EXHIBIT “A”

LEGAL DESCRIPTION

LOT 1, LOT 2, OUTLOT 1, OUTLOT 2 IN BRIDGEPOINT WOODRIDGE SUBDIVISION, BEING A RESUBDIVISION OF LOTS 11, 12, 13 AND 14 IN LEMONT ACRES, BEING A SUBDIVISION OF PART OF THE WEST 1/2 OF SECTION 17 AND PART OF THE SOUTHEAST 1/4 OF SECTION 18, TOWNSHIP 37 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT OF SAID BRIDGEPOINT WOODRIDGE SUBDIVISION, RECORDED AUGUST 29, 2008 AS DOCUMENT R2008-133884, IN DUPAGE COUNTY, ILLINOIS.

Tax Identification Number(s):	10-17-100-029
10-17-100-030
10-17-100-031
10-17-100-032

Commonly known as: 1000 Davey Road, 1020 Davey Road, Woodridge, Illinois

EXHIBIT “B”

STATE LAW PROVISIONS

The following provisions shall govern and control in the event of a conflict with any other provision of this Mortgage:

1. The granting clause of this Mortgage shall be deemed amended to provide that Mortgagor also warrants the Mortgaged Property to Mortgagee.

2. Notwithstanding the provisions of Paragraph 12 of this Mortgage, any foreclosure of all or any portion of the lien of this Mortgage shall be in accordance with the Illinois Mortgage Foreclosure Act, 735 ILCS 5/15-1101 et seq., as from time to time amended (the “Act”) and with respect to such Act, Mortgagor agrees and covenants that:

(a) If any provision of this Mortgage is inconsistent with any applicable provision of the Act the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can fairly be construed in a manner consistent with the Act; and

(b) Without in any way limiting or restricting any of the Mortgagee’s rights, remedies, powers and authorities under this Mortgage and in addition to all of such rights, remedies powers and authorities the Mortgagee shall also have and may exercise any and all rights, remedies, powers and authorities which the holder of a mortgage is permitted to have or exercise under the provisions of the Act, as the same may be amended from time to time.

3. This Mortgage is given to secure not only existing indebtedness but also future advances (whether obligatory or to be made at the option of Mortgagee, or otherwise) made by Mortgagee, to the same extent as if such future advances were made on the date of the execution of this Mortgage, as provided in Section 5/15-1302(b)(1) of the Act. Mortgagee covenants and agrees that this Mortgage shall secure the payment of all loans and advances made pursuant to the terms and provisions of the Loan Agreement whether such loans and advances are made as of the date hereof, or at any time in the future and whether such future advances are obligatory, or are to be made at the option of Mortgagee or otherwise, to the same extent as if such future advances were made on the date of the execution of this Mortgage and, although there may be no advances made at the time of the execution of this Mortgage and although there may be no other indebtedness outstanding at the time any advance is made. The total amount of indebtedness that may be so secured may decrease or increase from time to time, but all indebtedness secured hereby shall in no event exceed an amount equal to two (2) times the original principal amount of the Note, as stated in this Mortgage.

4. The maturity date of the Note is July 1, 2021.

5. Mortgagor acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in Section 15-1201 of the Act) or residential real estate (as defined in Section 15-1219 of the Act).

6. Mortgagor represents and warrants that the proceeds of the Note secured by this Mortgage will be used for the purposes specified in Section 815 ILCS 205/4 of the Illinois Compiled Statutes (1992), and that the principal obligation secured hereby constitutes (a) a business loan which comes within the purview of said Section 815 ILCS 205/4(1)(c) and (b) a loan secured by a mortgage on real estate within the purview and operation of Section 815 ILCS 205(4)(1)(l).